UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Ethan Allen Interiors Inc.

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Ethan Allen Interiors Inc. (“Ethan Allen” or the “Company”) filed a definitive proxy statement and accompanying BLUE universal proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of highly qualified director nominees at the Company’s 2026 Annual Meeting of Stockholders.

On October 27, 2026, Ethan Allen issued the following press release.

LEADING INDEPENDENT PROXY ADVISORY FIRM ISS RECOMMENDS RETAINING A MAJORITY OF ETHAN ALLEN DIRECTORS; DOES NOT ENDORSE DGB CONTROL

Ethan Allen reaffirms case for all five Company nominees

ISS notes DGB has not identified an interim CEO candidate

Urges Shareholders to Vote FOR All Five Company Nominees on the BLUE Proxy Card

DANBURY, Conn., October 27, 2026 - Ethan Allen Interiors Inc. (NYSE: ETD) today announced that leading independent proxy advisory firm Institutional Shareholder Services Inc. (“ISS”) has recommended that shareholders vote for a majority of the Company’s nominees and NOT to support DGB Investment’s proposal to replace the Company’s entire Board of Directors at the Company’s 2026 Annual Meeting of Stockholders on November 4, 2026.

The Board expressly disagrees with ISS’s recommendation to replace M. Farooq Kathwari and David M. Sable. It continues to recommend all five Company nominees - M. Farooq Kathwari, David M. Sable, Tara I. Stacom, Maria Eugenia Casar and Cynthia Ekberg Tsai - and recommends that shareholders vote “WITHHOLD” on all five DGB nominees on the BLUE proxy card.

“Selecting the next CEO and continuing to drive profitable growth are the Board’s primary focus. We believe retaining our full slate keeps the Board in the hands of directors who are already leading the CEO search, and it provides an orderly transfer of institutional knowledge,” said Cynthia Ekberg Tsai.

“We believe retaining Mr. Sable’s strategic expertise and independent leadership, together with Mr. Kathwari’s operating knowledge for the handover, provides a stronger basis for the transition than the substitutions recommended by ISS. We urge shareholders to elect our full slate,” said Maria Eugenia Casar.

ISS’s Research

●	Recommends voting for three Ethan Allen directors and two DGB nominees.
●	Questions why all five directors needed to be replaced.
●	Notes limited progress on DGB’s CEO search and no identified interim CEO candidate.

In its evaluation of the proxy contest, ISS underscored that

“the bar for a control slate is high, and the dissident has not cleared it outright.”

In its evaluation of Ethan Allen’s operating performance ISS states:

“ETD has maintained financial discipline through a debt-free balance sheet, cash generation, and significant capital returns to shareholders.”

ISS also recognized that the Company’s:

“…conservative balance sheet, domestic manufacturing footprint, and vertically integrated business model have supported profitability and financial stability.”

ISS also recommended votes FOR ratification of the Company’s independent auditors and FOR the advisory vote on executive compensation.

Our Plan: An Independent CEO Search and Profitable Growth

●

Independent directors, led by Lead Independent Director David Sable and Corporate Governance, Nominations and Sustainability Committee Chair Cynthia Ekberg Tsai, are running the search with a nationally recognized firm.

●	We have committed to announcing the next CEO by June 30, 2027.
●	The next CEO will also join the Board. The CEO and Chair roles will be held separately.
●	Continuity in Board oversight and operating leadership helps maintain coordination across manufacturing, design, retail and delivery during the transition.

DGB’s Plan Adds Transition Risk, Not Value

DGB is seeking to replace all five directors, install an interim CEO, then select a permanent CEO. In the Board’s judgment, that sequence creates the following risks:

●	Two CEO handovers instead of one;
●	Uncertainty in the marketplace;
●	Possible added transition costs and delayed investment decisions; and
●	Disruption to the succession work already underway.

DGB has not shown that replacing every current director would improve results for shareholders.

Strategic Experience for the Decisions Ahead

The Board combines strategic experience in brand and digital commerce, technology, global finance and real estate with Company-specific operating knowledge. Those perspectives are directly relevant to CEO selection, growth priorities and capital allocation. The five Company nominees bring complementary capabilities to those decisions:

●

David M. Sable: Brand, customer strategy and marketing. His leadership at Wunderman, VMLY&R (now known as VML) and Genesis Direct, together with his American Eagle Outfitters board experience, brings an outside view of brand positioning, customer relationships and digital commerce. As Lead Independent Director, his responsibility is to challenge management’s assumptions, assess the next CEO’s strategic priorities and hold leadership accountable for execution and investment returns.

●

Cynthia Ekberg Tsai: Technology, transformation and leadership selection. Having founded and led a software and IT business and worked in financial services, she brings an entrepreneur’s perspective on turning technology into competitive advantage. As Corporate Governance, Nominations and Sustainability Committee chair, she applies that perspective to the CEO selection process.

●

Maria Eugenia Casar: Global finance and capital allocation. Her UN financial leadership, World Food Programme experience and Grupo Bimbo board service bring a perspective on allocating resources across large, complex organizations. As Audit Committee chair, she applies that perspective to evaluating the financial assumptions and resource commitments behind the Company’s strategic choices.

●

Tara I. Stacom: Real estate and financing. Her experience advising corporations on complex real estate and financing decisions brings a capital-productivity lens to the Company’s physical presence, including where expansion, relocation or consolidation can improve returns.

●

M. Farooq Kathwari: Institutional knowledge transfer. The Board seeks his re-election to support the handover of Company knowledge across manufacturing, design, retail and customer relationships to the next generation of leadership. Under the announced transition, he will remain a non-executive director until the 2027 Annual Meeting, when he will leave the Board.

The Company urges shareholders to elect all five Company nominees to complete the CEO transition with independent oversight, preserve operating continuity and hold new leadership accountable for results. Vote FOR all five Company nominees - M. Farooq Kathwari, David M. Sable, Tara I. Stacom, Maria Eugenia Casar and Cynthia Ekberg Tsai - and WITHHOLD on all five DGB nominees on the BLUE proxy card.

Shareholders can find additional information at www.VoteEthanAllen.com. Please follow the BLUE proxy card instructions to vote by internet, telephone or mail. If you have already voted, you may change your vote by submitting a later-dated valid proxy. Only your latest valid vote will count. For assistance, contact Georgeson LLC toll-free at (888) 717-2572 or ethanallen@georgeson.com.

About Ethan Allen

Ethan Allen (NYSE: ETD) is a leading interior design destination combining state-of-the-art technology with personal service. Ethan Allen design centers, which represent a mix of Company-operated and independent licensee locations, offer complimentary interior design service and sell a full range of home furnishings, including custom furniture and artisan-crafted accents for every room in the home. Vertically integrated from product design through logistics, the Company manufactures about 75% of its custom-crafted furniture in its own North American manufacturing facilities and has been recognized for product quality and craftsmanship since 1932. Learn more at www.ethanallen.com.

Forward Looking Statements

This communication contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's strategic and operating priorities, growth initiatives and strategies, technology investments, capital allocation, capital expenditures, CEO succession and expectations regarding the leadership transition. These statements are subject to risks and uncertainties, including those described in Item 1A of the Company's Annual Report on Form 10-K and in its other filings with the SEC, which could cause actual results to differ materially from those anticipated. Forward-looking statements speak only as of the date made, and the Company undertakes no obligation to update them except as required by law.

Disclaimer

The Company has neither sought nor obtained the consent from any third party to use any statements or information contained in this press release that have been obtained or derived from statements made or published by such third parties. Any such statements or information should not be viewed as indicating the support of such third parties for the views expressed herein.

Contacts

Ethan Allen
Matt McNulty, Senior Vice President, Chief Financial Officer and Treasurer
IR@ethanallen.com

Investors
Chris Hayden / Bill Fiske, Georgeson LLC
ethanallen@georgeson.com

Media
Phil Denning / Gabriel Hasson, ICR LLC
ETD@icrinc.com

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